Exhibit 10.2

                               FINANCING AGREEMENT

      Effective as of October 16, 2007 (the "Effective Date"), THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, with offices located at Two Wachovia Center, Suite 2500, 301 South Tryon Street, Charlotte, North Carolina 28202 (hereinafter "CIT"), is pleased to confirm, the terms and conditions under which CIT shall make loans and other financial accommodations to CONCORD KEYSTONE SALES CORP., an Illinois corporation, with its principal office located at the address set forth in Section 1(e) of the Schedule (herein the "Company").

SECTION 1 DEFINITIONS As used in this Agreement:

      Accounts shall mean any and all of the Company's present and future: (a) accounts (as defined in the UCC); (b) instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC) relating to the foregoing; (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant to this Agreement; (f) guaranties, other supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC) relating to any of the foregoing; (g) insurance policies or rights relating to any of the foregoing;
(h) general intangibles pertaining to any of the foregoing (including rights to payment, including those arising in connection with bank and non-bank credit cards), and all books and records and any electronic media and software relating thereto; (i) notes, deposits or other property of the Company's account debtors securing the obligations owed by such account debtors to the Company; and (j) all Proceeds of any of the foregoing.

      Agreement shall mean this Financing Agreement, together with the Schedule and any other schedules, exhibits, supplements or annexes hereto, all as may be renewed, amended, restated or supplemented from time to time.

      Availability shall mean, at any time, the amount by which (a) the lesser of the Revolving Credit Limit or the Borrowing Base at such time exceeds (b) the sum at such time of the outstanding balance of the Revolving Loan Account plus the undrawn amount of all outstanding Letters of Credit.

      Availability Reserve shall mean an amount equal to the sum of: (a) any reserve which CIT may establish from time to time pursuant to the express terms of this Agreement; plus (b) any additional reserves identified in Section 2.3 of the Schedule; plus (c) such other reserves against Availability as CIT deems necessary in the exercise of its reasonable business judgment as a result of (i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact the Company or its business, prospects, profits, operations, industry, financial condition or assets.

      Base Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank (or its successor) from time to time as its prime rate in effect at its principal office in New York City, which rate is not intended as the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers.

      Base Rate Loan shall mean a loan outstanding under this Agreement when the interest rate applicable thereto is based upon the Base Rate.

      Borrowing Base shall have the meaning set forth in Section 2.2 of the Schedule.

      Business Day shall mean any day on which CIT is open for business.

      CIT's Bank Account shall mean CIT's bank account at JPMorgan Chase Bank (or its successor) in New York, New York or such other account of CIT as CIT may designate from time to time.

      CIT's System shall mean CIT's StuckyNet or other internet-based loan accounting and reporting system.

      Collateral  shall  mean  all  present  and  future  Accounts,   Inventory,
Documents of Title and Other Collateral.

      Default shall mean any event specified in Section 8.1 hereof, regardless of whether any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has occurred or been satisfied.

      Depository Account shall mean each bank account (and the related lockbox, if any) subject to CIT's control that is established by CIT, at CIT's option, or the Company pursuant to Section 2.1.2 or Section 5.1.11 hereof.

      Documents of Title shall mean all of the Company's present and future documents (as defined in the UCC) relating to Inventory, and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents relating to Inventory, all whether negotiable or non-negotiable, and all Proceeds of any of the foregoing.

      Eligible Accounts shall mean the gross amount of the Company's Trade Accounts that are subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT, which conform to the warranties contained herein and which, at all times, continue to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication, the sum of:

            (a)  actual  returns,  discounts,   claims,  disputes,  credits  and
allowances  of  any  nature  (whether  issued,   owing,   granted,   claimed  or
outstanding), plus

            (b) reserves for such Trade Accounts that arise from, or are subject to or include: (i) sales to the United States of America, any state or other governmental entity or to any


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

agency, department or division thereof, except for any such sales as to which the Company has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation to CIT's satisfaction in the exercise of its reasonable business judgment; (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to CIT) issued or confirmed by, and payable at, banks acceptable to CIT having a place of business in the United States of America, or (y) to customers residing in Canada; provided that, such Accounts are payable in United States Dollars; (iii) Accounts that remain unpaid more than the earlier of ninety (90) days from invoice date or sixty (60) days from due date; (iv) contra accounts; (v) sales to any subsidiary (direct or indirect) or parent (direct or indirect) of the Company, or to any other person or entity otherwise affiliated with the Company or with any shareholder, subsidiary (direct or indirect) or parent (direct or indirect) of the Company in any way; (vi) bill and hold (deferred shipment), consignment sales, guaranteed sales, sale and return, sale on approval or other terms under which payment by the account debtor may be conditional or contingent; (vii) sales to any customer which is either (w) insolvent, (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (z) financially unacceptable to CIT or has a credit rating unacceptable to CIT; (viii) all sales to any customer if fifty-percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than the earlier of ninety (90) days from invoice date or sixty
(60) days from due date; (ix) the amount at any time that the aggregate outstanding sales to Walgreen Co. and/or its affiliates exceeds forty-five percent (45%) or more of all Eligible Accounts at such time; (x) the amount at any time that the aggregate outstanding sales to Wal-Mart Stores Inc. and/or its affiliates exceeds sixty percent (60%) or more of all Eligible Accounts at such time; (xi) the amount at any time that the aggregate outstanding sales to any customer (other than Wal-Mart Stores Inc. or Walgreen Co.) and/or its affiliates exceeds twenty percent (20%) or more of all Eligible Accounts at such time;
(xii) pre-billed receivables and receivables arising from progress billings; and
(xiii) sales not payable in United States currency; plus

            (c) reserves established by CIT to account for increases in the dilution of the Company's Trade Accounts above the Company's historical dilution levels as determined by CIT in the exercise of its reasonable business judgment; plus

            (d) such other reserves against Trade Accounts as CIT deems necessary in the exercise of its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CIT.

It is understood and agreed that:

            (1) CIT may, but shall not be obligated to, increase from time to time the concentration percentages contained in clauses (b)(ix), (b)(x) and
(b)(xi) above if requested by the Company, such increases to be in amounts and for periods of time determined by CIT in its reasonable credit judgment based on information provided to CIT by the Company; and


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

            (2) CIT may reduce the percentage contained in clause (b)(x) above based on CIT's reasonable credit judgment but not below forty-five percent (45%).

      Eligible Inventory shall mean the gross amount of the Company's Inventory that is subject to a valid, exclusive, first priority and fully perfected security interest in favor of CIT and that conforms to the warranties contained herein and that, at all times, continues to be acceptable to CIT in the exercise of its reasonable business judgment, less, without duplication: (a) all work-in-process; (b) all supplies (other than raw materials); (c) all Inventory not present in the United States of America except for Inventory in-transit to the Company's customers located in Canada; (d) all Inventory returned or rejected by the Company's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Company's suppliers; (e) all Inventory in the possession of, or located with, a warehouseman, bailee, third party processor, or other third party (other than carriers engaged by the Company), unless such warehouseman, bailee, third party processor or third party has executed a notice of security interest agreement or waiver agreement (in form and substance satisfactory to CIT); and (f) the amount of such other reserves against Inventory as CIT deems necessary in the exercise of its reasonable business judgment, including, without limitation, reserves for special order, or private label goods, Inventory subject to a license agreement, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), shrinkage and any applicable customs, freight, duties and taxes.

      Eligible In-Transit Inventory shall mean the gross amount of the Company's finished goods Inventory that is in transit to the United States of America, that conforms to the warranties contained herein, that at all times continues to be acceptable to CIT in the exercise of its reasonable business judgment and that meets the following additional requirements: (a) such Inventory is shipped via shipping terms that provide for the passage of title of such Inventory to the Company at or prior to the time such Inventory is loaded on the carrier; (b) all documents issued by the carrier or bailee thereof are negotiable and issued in the name of CIT; (c) such Inventory is covered by cargo insurance reasonably acceptable to CIT with CIT as loss payee; and (d) a bailment agreement, in form and content satisfactory in all respects to CIT, has been duly executed and delivered to CIT by each freight forwarder or customs agent with respect to such Inventory or related Documents of Title, less such reserves against in-transit Inventory as CIT deems necessary in the exercise of its reasonable business judgment, including, without limitation, reserves for any applicable customs, freight, duties and taxes.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      Event of Default shall have the meaning given to such term in Section 8.1 hereof.

      GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

      Inventory shall mean all of the Company's present and hereafter acquired inventory (as defined in the UCC) including, without limitation, all merchandise and inventory in all stages of


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

production (from raw materials through work-in-process to finished goods), and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging, selling, promoting or shipping of the foregoing, and all Proceeds of any of the foregoing.

      Inventory Formula Amount shall mean the lesser of (a) sixty percent (60%) of the aggregate value of the Eligible Inventory, valued at the lower of cost or market on a first in, first out basis or (b) eighty-five percent (85%) of the Net Forced Liquidation Value.

      In-Transit Inventory Formula Amount shall mean the lesser of (a) sixty percent (60%) of the aggregate value of the Eligible In-Transit Inventory, valued at cost, (b) eighty-five percent (85%) of the Net Forced Liquidation Value.

      Issuing Institution shall mean CIT, any affiliate of CIT or any bank issuing a Letter of Credit for the Company.

      Letters of Credit shall mean all letters of credit issued for or on behalf of the Company with the assistance of CIT by an Issuing Institution, and any banker's acceptances covered by a Letter of Credit Guaranty in accordance with
Section 2.2 hereof.

      Letter of Credit Guaranty shall mean any guaranty or similar agreement delivered by CIT to an Issuing Institution of the Company's reimbursement obligation under such Issuing Institution's reimbursement agreement, application for letter of credit or other like document.

      Letter of Credit Sub-Line shall mean the commitment of CIT to assist the Company in obtaining Letters of Credit in an aggregate amount set forth in
Section 2.4 of the Schedule.

      LIBOR Rate shall mean at any time of determination, and subject to availability, for each calendar month, the higher of the one-month London Interbank Offered Rate paid in London on dollar deposits from other banks as published under "Money Rates" in the New York City edition of the Wall Street Journal or, if there is no such publication or statement therein as to the London Interbank Offered Rate, then in any publication used in the New York City financial community.

      LIBOR Rate Loan shall mean a loan outstanding under this Agreement when the interest rate applicable thereto is based upon the LIBOR Rate.

      Loan Documents shall mean this Agreement, the other closing documents executed by the Company, and any other ancillary loan and security agreements executed by the Company from time to time in connection with this Agreement, all as may be renewed, amended, restated or supplemented from time to time.

      Net Forced Liquidation Value shall mean, at any time of determination, the product of (a) the cost of all of the Eligible Inventory at such time (determined on a first-in, first-out basis) multiplied by (b) the percentage of the cost of the Eligible Inventory that was determined by the


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

most recent appraisal of all of the Company's Inventory conducted in accordance with Section 6.8 hereof to be the net forced liquidation value of such Eligible Inventory.

      Obligations shall mean: (a) all loans, advances and other extensions of credit made by CIT to the Company or to others for the Company's account (including, without limitation, all Revolving Loans and all obligations of CIT under Letter of Credit Guaranties); (b) any and all other indebtedness, obligations and liabilities which may be owed by the Company to CIT and arising out of, or incurred in connection with, this Agreement or any of the other Loan Documents (including all Out-of-Pocket Expenses), whether (i) now in existence or incurred by the Company from time to time hereafter, (ii) secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation, (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) the Company is liable to CIT for such indebtedness as principal, surety, endorser, guarantor or otherwise; (c) all indebtedness, obligations and liabilities owed by the Company to CIT under any other agreement or arrangement now or hereafter entered into between the Company, on the one hand, and CIT, on the other hand, whether or not such agreement or arrangement relates to the transactions contemplated by this Agreement (including, without limitation, indebtedness for goods and services purchased by the Company from any party whose accounts are factored or financed by CIT); (d) indebtedness, obligations and liabilities incurred by, or imposed on, CIT as a result of environmental claims relating to the Company's operations, premises or waste disposal practices or disposal sites; (e) the Company's liabilities to CIT as maker or endorser on any promissory note or other instrument for the payment of money; and (f) the Company's liabilities to CIT under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CIT may make or issue to others for the Company's account, including any accommodations extended by CIT with respect to applications for Letters of Credit, CIT's acceptance of drafts or CIT's endorsement of notes or other instruments for the Company's account and benefit.

      Other Collateral shall mean: (a) all present and hereafter established lockbox, blocked account and other deposit accounts maintained with any bank or financial institution into which the proceeds of Collateral are or may be deposited (including the Depository Accounts); (b) all cash and other monies and property in the possession or control of CIT (including negative balances in the Revolving Loan Account and cash collateral held by CIT pursuant to this Agreement); (c) all books, records, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, credit files and other data relating to the Collateral or any account debtor, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and (d) all Proceeds of any of the foregoing.

      Out-of-Pocket Expenses shall mean all of CIT's present and future costs, fees and expenses incurred from third parties in connection with this Agreement and the other Loan Documents, including, without limitation, (a) the cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items, (b) fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (c) all costs and expenses incurred by CIT in opening and maintaining the Depository Accounts and any related lockboxes, depositing checks, and receiving and


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

transferring funds (including charges imposed on CIT for "insufficient funds" and the return of deposited checks); (d) note taxes and intangible taxes; (e) all appraisal fees and expenses payable by the Company under Section 6.8 hereof, and all reasonable costs, fees and expenses incurred by CIT in connection with any action taken under Section 6.7 hereof, including reasonable travel, meal and lodging expenses of CIT personnel; (f) all reasonable costs that CIT may incur to maintain the insurance required hereunder and all reasonable costs, fees and expenses incurred by CIT in connection with the collection of insurance proceeds with respect to the Collateral; (g) all reasonable costs, fees, expenses and disbursements of outside counsel hired by CIT to consummate the transactions contemplated by this Agreement (including the documentation and negotiation of this Agreement, the other Loan Documents and all amendments, supplements and restatements thereto or thereof), and to advise CIT as to matters relating to the transactions contemplated hereby; and (h) without duplication, all reasonable costs, fees and expenses incurred by CIT in connection with the administration, collection, liquidation, enforcement, protection and defense of the Obligations, the Collateral and CIT's rights under this Agreement, including, without limitation, all reasonable costs, fees, expenses and disbursements of outside counsel to CIT incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom, whether incurred before, during or after the termination of this Agreement or the commencement of any case with respect to the Company or any subsidiary of the Company (as the case may be) under the United States Bankruptcy Code or any similar statute.

      Parent shall mean Concord Camera Corp., a New Jersey corporation.

      Permitted Encumbrances shall mean: (a) liens existing on the Closing Date and set forth in Section 1(g) of the Schedule; (b) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by the Company in accordance with GAAP; (c) deposits made (and the liens thereon) in the ordinary course of business of the Company (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; (d) liens granted to CIT by the Company; (e) liens of judgment creditors; provided that, such liens do not exceed $100,000 in the aggregate at any time (other than liens bonded or insured to the reasonable satisfaction of CIT); and (g) Permitted Tax Liens.

      Permitted Tax Liens shall mean liens for taxes not yet due and payable and liens for taxes that the Company is contesting in good faith, by appropriate proceedings which are sufficient to prevent imminent foreclosure of such liens, and with respect to which adequate reserves are being maintained by the Company in accordance with GAAP; provided that, in either case, such liens (a) are not filed of record in any public office, (b) are not senior in priority to the liens granted by the Company to CIT, or (c) do not secure taxes owed to the United States


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

of America (or any departmental or agency thereof) or any State or State authority, if applicable State law provides for the priority of tax liens in a manner similar to the laws of the United States of America.

      Proceeds shall have the meaning given to such term in the UCC, including, without limitation, all (a) payments or other proceeds from an insurance carrier with respect to any loss, casualty or damage to Collateral, and (b) payments received on account of any condemnation or other governmental taking of any Collateral.

      Renewal Date shall mean, initially, the date set forth in Section 6 of the Schedule and, subsequently, the same date in every year thereafter.

      Revolving Credit Limit shall mean the amount set forth in Section 2.1 of the Schedule.

      Revolving Line of Credit shall mean the commitment of CIT to make Revolving Loans pursuant to Section 2.1 hereof and assist the Company in opening Letters of Credit pursuant to Section 2.2 hereof, in an aggregate amount not to exceed the Revolving Credit Limit.

      Revolving Loan Account shall mean the account on CIT's books, in the Company's name, in which the Company will be charged with all Obligations in accordance with Section 2.1.3 hereof.

      Revolving Loans shall mean the loans made from time to time to or for the account of the Company by CIT pursuant to Section 2.1 of this Agreement.

      Schedule shall mean the Schedule attached hereto and incorporated herein by reference.

      Subordinated Debt shall mean all indebtedness of the Company (and the note(s) evidencing such indebtedness) that is subordinated to the prior payment and satisfaction of the Obligations pursuant to a subordination agreement between the subordinating creditor and CIT.

      Trade Accounts shall mean that portion of the Company's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of the Company's business.

      UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

SECTION 2 FINANCIAL COMMITMENTS

Subject to the terms and conditions set forth in this Agreement, CIT agrees to make the following financial accommodations to the Company:


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

2.1   Revolving Loans and Collections

      2.1.1 Amounts and Requests. Subject to the terms and conditions of this Agreement, CIT may make in its discretion loans and advances to the Company on a revolving basis in amounts requested by the Company, but not in excess of the Availability on the date of the request therefor or the funding thereof. All requests by the Company for a Revolving Loan must be received by CIT no later than 11:00 a.m., Charlotte, North Carolina time on the Business Day that a Revolving Loan is required. The Company hereby authorizes CIT to make Revolving Loans to the Company based upon a telephonic or e-mail request (or, if permitted by CIT, based upon a request posted on CIT's System) made by any officer or other employee of the Company that the Company has authorized in writing to request Revolving Loans hereunder, as reflected by CIT's records. Each telephonic, e-mail or posted request by the Company shall be irrevocable, and the Company agrees to confirm any such request for a Revolving Loan in a writing approved by CIT and signed by such authorized officer or employee, within one
(1) Business Day of CIT's request for such confirmation. CIT shall have the right to rely on any telephonic, e-mail or posted request for a Revolving Loan made by anyone purporting to be an officer or other employee of the Company that the Company has authorized in writing to request Revolving Loans hereunder, without further investigation.

      2.1.2 Handling of Proceeds of Collateral; Cash Dominion.

            (a) Collection of Accounts and Other Proceeds. The Company, at its expense, will enforce and collect payments and other amounts owing on all Accounts in the ordinary course of the Company's business subject to the terms hereof. The Company agrees to direct its account debtors and any credit card processors to send payments on all Accounts directly to a lockbox associated with a Depository Account or the Depository Account directly, as the case may be, and to include on all of the Company's invoices the address of such a lockbox as the sole address for remittance of payment. Notwithstanding the foregoing, should the Company ever receive any payment on an Account or other Proceeds of the sale of Collateral, including checks, cash, receipts from credit card sales and receipts, notes or other instruments or property with respect to any Collateral, the Company agrees to hold such proceeds in trust for CIT, separate from the Company's other property and funds, and to deposit such proceeds directly into a Depository Account not more than two (2) Business Days after receipt.

            (b) Transfer of Funds from Depository Accounts. Funds remaining on deposit in a Depository Account shall be transferred to CIT's Bank Account on each Business Day (except Veterans Day), and the Company agrees to take all actions reasonably required by CIT or any bank at which a Depository Account is maintained in order to effectuate the transfer of funds in this manner. Subject to Section 3.2.3 hereof, all amounts received from a Depository Account and any other proceeds of the Collateral deposited into CIT's Bank Account will, for purposes of calculating Availability and interest, be credited to the Revolving Loan Account on the date of deposit in CIT's Bank Account. No checks, drafts or other instruments received by CIT shall constitute final payment to CIT unless and until such instruments have actually been collected.

            (c) New Depository Accounts. The Company agrees not to open any lockbox or new bank account into which Proceeds of Collateral are to be delivered or deposited unless concurrently with the opening of such lockbox and/or bank account, CIT, the Company and the bank which will maintain such lockbox or at which such account will be maintained, execute a depository account control agreement, in form and substance satisfactory to CIT with respect to such lockbox and/or related bank account. Upon compliance with the terms set forth above, such lockbox and/or bank account shall constitute a Depository Account for purposes of this Agreement.

      2.1.3 Revolving Loan Account. CIT shall charge the Revolving Loan Account for all loans and advances made by CIT to the Company or for the Company's account, and at CIT's option for any other Obligations, including Out-of-Pocket Expenses, interest and fees when due and payable hereunder. The Company confirms that any charges which CIT may make to the Revolving Loan Account as provided herein will be made as an accommodation to the Company and solely at CIT's discretion, without notice to the Company. If a credit balance exists in the Revolving Loan Account, such credit balance shall not accrue interest in favor of the Company but shall be available to the Company at any time or times so long as no Default or Event of Default exists.

      2.1.4 Repayment of Overadvances. If at any time the sum of the outstanding balance of the Revolving Loan Account and the undrawn amount of outstanding Letters of Credit exceed either the Revolving Credit Limit (or any applicable sublimits thereof) or the Borrowing Base at such time, the amount of such excess shall be immediately due and payable, unless CIT otherwise agrees in writing. Should CIT for any reason honor requests for loans or advances in excess of Availability, such loans or advances shall be made in CIT's sole discretion and subject to any additional terms CIT deems necessary.

      2.1.5 Application of Proceeds of Collateral. Unless this Financing Agreement expressly provides otherwise, so long as no Event of Default shall have occurred and remain outstanding, CIT agrees to apply (i) all Proceeds of Trade Accounts and Inventory to the Revolving Loan Account and (ii) any other payment received by CIT with respect to the Obligations, in such order and manner as CIT may elect in its sole discretion. If an Event of Default shall have occurred and remain outstanding, CIT may apply all Proceeds of Collateral and all other payments received by CIT to the payment of the Obligations in such manner and in such order as CIT may elect in its sole discretion.

      2.1.6 Monthly Statement. Within ten (10) Business Days after the end of each month, CIT agrees to prepare and make available to the Company (by access to CIT's System or as otherwise mutually agreed to by the Company and CIT), a statement showing the accounting for the charges, loans, advances and other transactions occurring between CIT and the Company during that month. Absent manifest error, each monthly statement shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CIT unless CIT receives a written statement of exception from the Company within thirty (30) days of the date of such monthly statement.

      2.1.7 Access to CIT's System. CIT shall provide to the Company access to CIT's System during normal business hours, for the purposes of (i) obtaining information regarding loan balances and Availability, and (ii) if permitted by CIT, making requests for Revolving Loans and submitting borrowing base certificates. Such access shall be subject to the following terms, in addition to all terms set forth on the website for CIT's System:

            (a) CIT shall provide to the Company an initial password for secured access to CIT's System. The Company shall provide CIT with a list of officers and employees that are authorized from time to time to access CIT's System, and the Company agrees to limit access to the password and CIT's System to such authorized officers and employees. After the initial access, the Company shall be solely responsible for (i) changing and maintaining the integrity of the Company's password and (ii) any unauthorized use of the Company's password or CIT's System by the Company's officers and employees.

            (b) The Company shall use CIT's System and the Company's information thereon solely for the purposes permitted above, and shall not access CIT's System for the benefit of third parties or provide any information obtained from CIT's System to third parties. CIT makes no representation that loan balance or Availability information is or will be available, accurate, complete, correct or current at all times. CIT's System may be inoperable or inaccessible from time to time, whether for required website maintenance, upgrades to CIT's System, or for other reasons, and in any such event the Company must obtain loan balance and Availability information, and (if permitted by CIT) make requests for Revolving Loans and submit borrowing base certificates using other available means.

            (c) The Company hereby confirms and agrees that CIT's System consist of proprietary software, data, tools, scripts, algorithms, business logic, website designs and interfaces and related intellectual property, information and documentation. CIT's System and related intellectual property, information and documentation are the sole and exclusive property of CIT, and the Company shall have no right, title or interest therein or thereto, except for the limited right to access CIT's System for the purposes permitted above. Upon termination of this Agreement, the Company agrees to cease any use of CIT's System.

            (d) All agreements, covenants and representations and warranties made by the Company in any borrowing base certificate submitted to CIT by means of CIT's System are incorporated herein by reference.

2.2   Letters of Credit

      2.2.1 Amounts and Form. Subject to the terms and conditions of this Agreement, CIT agrees to either issue Letters of Credit or assist the Company in establishing or opening Letters of Credit with an Issuing Institution by joining in the applications for such Letters of Credit, and/or issuing one or more Letter of Credit Guaranties; provided that, the face amount of any such Letter of Credit shall not exceed Availability on the date of the request therefor or the issuance thereof and the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed the Letter of Credit Sub-Line. The terms, form and purpose of each Letter of

Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof must be mutually acceptable to CIT, the Issuing Institution and the Company.

      2.2.2 Authority to Charge Revolving Loan Account. The Company hereby authorizes CIT, without notice to the Company, to charge the Revolving Loan Account with the amount of all indebtedness, liabilities and obligations of any kind incurred by CIT under a Letter of Credit or Letter of Credit Guaranty, including the charges of an Issuing Institution, as such indebtedness, liabilities and obligations are charged to or paid by CIT, or if earlier, upon the occurrence of an Event of Default.

      2.2.3 Compliance of Goods, Documents and Shipments with Agreed Terms. CIT shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents relating to any Letter of Credit; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in such documents; (c) the validity, sufficiency or genuineness of such documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents relating thereto; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company.

      2.2.4 Handling of Goods, Documents and Shipments. The Company agrees that any action taken by CIT in good faith, or any action taken by the Issuing Institution of whatever nature, under or in connection with a Letter of Credit, a Letter of Credit Guaranty, drafts or acceptances relating to such Letter of Credit or the goods subject thereto, shall be binding on the Company and shall not result in any liability whatsoever of CIT to the Company. CIT shall have the full right and authority to (a) clear and resolve any questions of non-compliance of documents, (b) give instructions as to acceptance or rejection of any documents or goods, (c) execute steamship or airway guaranties (and applications therefor), indemnities or delivery orders, (d) grant any extensions of the maturity of, time of payment for, or presentation of, any drafts, acceptances or documents, and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, Letter of Credit Guaranties or drafts or acceptances relating to Letters of Credit. An Issuing Institution shall be entitled to comply with and honor any documents or instruments executed by or received solely from CIT, without notice to or consent from the Company. Notwithstanding any prior course of conduct or dealing with respect to the foregoing (including amendments to and non-compliance with any documents, and/or the Company's instructions with respect thereto), CIT may exercise its rights hereunder in its sole but reasonable business judgment. The Company agrees not to, without CIT's prior written consent, which consent shall not be unreasonably withheld: (a) execute any applications for steamship or airway guaranties, indemnities or delivery orders; (b) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; (c) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any terms or conditions of any applications, Letters of Credit, drafts, or acceptances; (d) clear or resolve any questions of non-compliance of documents; or (e) give any instructions as to acceptances or rejection of any documents or goods.

      2.2.5 Compliance with Laws; Payment of Levies and Taxes. The Company agrees that (a) all necessary import and export licenses and certificates necessary for the import or handling of the Collateral will be promptly procured, (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral or the financing thereof will be promptly and fully complied with, and (c) any certificate in that regard that CIT may at any time request will be promptly furnished to CIT. In connection herewith, the Company represents and warrants to CIT that all shipments made under any Letter of Credit are and will be in compliance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies pertaining to the importation and delivery of the Collateral. Any embargo, restriction, law, custom or regulation of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

      2.2.6 Subrogation Rights. Upon any payments made to an Issuing Institution under a Letter of Credit Guaranty, CIT shall acquire by subrogation, any rights, remedies, duties or obligations granted to or undertaken by the Company to the Issuing Institution in any application for Letters of Credit, any standing agreement relating to Letters of Credit, under the UCC or otherwise, all of which shall be deemed to have been granted to CIT and apply in all respects to CIT and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 3 INTEREST, FEES AND EXPENSES

3.1   Interest

      3.1.1 Interest on Revolving Loan Account. During the month or months that Revolving Loans are Base Rate Loans, interest on the daily debit balance of the Revolving Loan Account at the close of each day during each month shall be due and payable monthly on the first day of the immediately following month and shall accrue interest at the Base Rate plus 0.25% per annum. During the month or months that Revolving Loans are LIBOR Rate Loans, interest on the daily debit balance of the Revolving Loan Account at the close of each day during each month shall be due and payable monthly on the first day of the immediately following month and shall accrue interest at the LIBOR Rate plus 2.25% per annum.

3.1.2 Selection of Interest Rate. The Company may select the interest rate (i.e., either the Base Rate or the LIBOR Rate) that will apply to all Revolving Loans for a particular calendar month by giving notice to CIT not later than 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the first day of such month. The Base Rate or the LIBOR Rate applicable to any month will be the Base Rate or the LIBOR Rate on the first day of such month, and such Base Rate or LIBOR Rate will remain constant throughout such month and will not fluctuate. If the Company does not notify CIT of its selection of the applicable interest rate (i.e., either the

Base Rate or the LIBOR Rate) for any month by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the first day of such month, the Company will be deemed to have selected for the next month the rate of interest then in effect, which rate will be reset to the Base Rate or the LIBOR Rate in effect on the first day of such month. For the calendar month in which the Closing Date occurs, all Revolving Loans shall be deemed to be outstanding as LIBOR Rate Loans. In the event of a Default or Event of Default, all Revolving Loans shall, at CIT's option, be deemed to be converted to Base Rate Loans, and the Company shall not be permitted to select the LIBOR Rate as the applicable rate of interest. All interest rates shall be calculated based on a 360-day year and actual days elapsed.

      3.1.3 Default Interest Rate. Upon the occurrence of an Event of Default, all Obligations may, at the election of CIT, bear interest at a rate equal to two percent (2.0%) per annum greater than the applicable interest rate charged under this Section 3.1 until such Event of Default is waived by CIT.

      3.1.4 Inability to Determine LIBOR Rate. Notwithstanding any other provision of this Agreement to the contrary, (a) if CIT determines in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate or (b) if any law, regulation, treaty or directive shall make it unlawful for CIT to make or maintain any LIBOR Rate Loan or shall result in increasing the cost to CIT of making or maintaining any LIBOR Rate Loan, CIT shall give written notice of such determination to the Company, all LIBOR Rate Loans outstanding shall convert automatically to Base Rate Loans and the obligation of CIT thereafter to continue making LIBOR Rate Loans shall be suspended until CIT determines that adequate and reasonable means once again exist for ascertaining the LIBOR Rate or such law, regulation, treaty or directive ceases to be in effect and CIT rescinds the earlier notice.

3.2   Fees and Expenses

      3.2.1 Loan Facility Fee. The Company agrees to pay CIT a Loan Facility Fee in the amount set forth in Section 3.2 of the Schedule, which shall be due and payable as set forth in Section 3.2 of the Schedule, and fully earned upon execution of this Agreement by CIT and the Company.

      3.2.2 Line of Credit Fee. On the first day of each month, the Company agrees to pay to CIT a Line of Credit Fee equal to the following: (a) (i) the Revolving Credit Limit minus (ii) the average daily balance of the Revolving Loan Account and the average daily undrawn amount of Letters of Credit outstanding during the immediately preceding month, multiplied by, (b) the rate per annum set forth in Section 3.3 of the Schedule divided by twelve (12). Such Line of Credit Fee shall be calculated based on a 360-day year and actual days elapsed.

      3.2.3 Annual Renewal Fee. Unless this Agreement is terminated  pursuant to
Section 9 hereof, the Company agrees to pay CIT an Annual Renewal Fee in the amount set forth in Section 3.4 of the Schedule, which shall be due and payable as set forth in Section 3.4 of the Schedule, and fully earned upon each Renewal Date.

      3.2.4 Letter of Credit Guaranty Fees and Charges. In consideration of CIT providing its assistance in obtaining Letters of Credit pursuant to Section 2.2 hereof, the Company agrees to pay CIT: (a) the Letter of Credit Guaranty Fees equal to the rates and in the manner set forth in Section 3.5 of the Schedule;
(b) all standard fees imposed by CIT for processing, amending, cancelling or handling the Letters of Credit and any drafts thereunder as set forth in Annex C attached hereto; and (c) any amounts paid or incurred by CIT or charged to CIT by an Issuing Institution under any Letter of Credit or the reimbursement agreement relating thereto, any application for Letters of Credit, Letter of Credit Guaranty or other like document which pertains either directly or indirectly to Letters of Credit. CIT may change the fees that are set forth in Annex C attached hereto from time to time upon notice to the Company; provided, however, any failure to give the Company such notice does not constitute a breach of this Agreement and does not impair CIT's ability to institute any such change. To effectuate any such change in such fees, CIT may in its discretion send or transmit to the Company a new Annex C which shall replace Annex C in effect on the date thereof.

      3.2.5 Standard Operational Fees. In addition to all Out-of-Pocket Expenses, the Company agrees to pay CIT (a) CIT's standard fees for the use of CIT's in-house legal department relating to any and all modifications, waivers, releases, legal file reviews or additional collateral with respect to this Agreement, the Collateral and/or the Obligations, (b) CIT's standard charges for any employee of CIT used to conduct any of the examinations, verifications, inspections, physical counts and other valuations (currently $1,000 per person, per day), and (c) CIT's standard charges for each wire transfer made by CIT to or for the benefit of the Company (currently $30 per wire); provided that, such standard charges may be increased by CIT from time to time. Such charges shall be due and payable in accordance with CIT's standard practices, as in effect from time to time.

      3.2.6 Out-of-Pocket Expenses. The Company agrees to reimburse or pay CIT for all Out-of-Pocket Expenses when charged to or paid by CIT.

SECTION 4 COLLATERAL

4.1 Grant of Security Interest. As security for the prompt payment in full of all Obligations, the Company hereby pledges and grants to CIT a continuing general lien upon, and security interest in, all of the Collateral. The security interests granted hereunder shall extend and attach to all Collateral which is presently in existence or hereafter acquired and which is owned by the Company or in which the Company has any interest, whether held by the Company or by others for the Company's account, and wherever located.

4.2 Nature of Security Interest. (a) The rights and security interests granted to CIT hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Revolving Loan Account may, from time to time, be temporarily in a credit position, until the termination of this Agreement and the full and final payment and satisfaction of the Obligations. Any reserves or balances to the credit of the Company (in the Revolving Loan Account or otherwise), and any other property or assets of the Company in the possession of CIT, may be held by CIT as Other Collateral, and applied in whole or partial satisfaction of such Obligations when due, subject to the terms of this Agreement. The liens and security interests granted to CIT herein and any other lien or security interest which CIT may have in any other assets of the Company secure payment and performance of all present and future Obligations.

      (b) Notwithstanding CIT's security interests in the Collateral, to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral, or by the guaranty, endorsement, assets or property of any other person, CIT shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CIT shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of such rights, security, liens, security interests or remedies, or any of CIT's rights under this Agreement.

4.3 Limited License. Regardless of whether CIT's security interests in any of the General Intangibles has attached or is perfected, the Company hereby irrevocably grants to CIT a royalty-free, non-exclusive license to use the Company's trademarks, copyrights, patents and other proprietary and intellectual property rights, in connection with the (i) advertisement for sale, and the sale or other disposition of, any finished goods Inventory by CIT in accordance with the provisions of this Agreement, and (ii) if applicable, the manufacture, assembly, completion and preparation for sale of any unfinished Inventory by CIT in accordance with the provisions of this Agreement.

4.4 Collateral Reporting. Until the termination of this Agreement and the full and final payment and satisfaction of the Obligations, the Company agrees to furnish to CIT the reports, documents and information listed in Section 4.1 of the Schedule.

4.5 Collateral Representations, Warranties and Covenants.

      4.5.1 Generally. The Company represents, warrants and agrees that: (a) upon the filing of UCC financing statements covering the Collateral in all required jurisdictions, this Agreement creates a valid, perfected and first priority security interest in the Collateral in which a security interest may be perfected by filing of a UCC financing statement in the appropriate state or jurisdiction and the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral except for Permitted Encumbrances; (b) the Company is, or will be at the time additional Collateral is acquired by the Company, the absolute owner of the Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others except for Permitted Encumbrances; and (c) the Company will, at its expense, forever warrant and, at CIT's request, defend the same from any and all claims and demands of any other person.

      4.5.2 Agreements Regarding Accounts and Inventory. (a) The Company represents and warrants to CIT that: (i) each Trade Account is, or will be when an additional Trade Account is created, based on an actual and bona fide sale and delivery of Inventory or rendition of services to customers, made by the Company in the ordinary course of its business; (ii) the invoices evidencing any such Trade Accounts are and will at all times be in the name of the Company;
(iii) the customers of the Company have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business which the Company has notified CIT pursuant to Section 4.4 hereof; and (iv) the Company's Inventory is and will at all times be marketable in ordinary course of the Company's business, and no Inventory has been or will be produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.), as amended.

            (b) The Company agrees to issue credit memoranda promptly upon accepting returns or granting allowances and to deliver to CIT copies of such credit memoranda as and when required to do so under Section 4.4 hereof. In no event shall prior recourse to any Account or other security granted to or by the Company be a prerequisite to CIT's right to demand payment of any of the Obligations. In addition, the Company agrees that CIT shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

            (c) The Company agrees not to acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any goods of its customers or any other person (whether pursuant to any bill and hold sale or otherwise). The Company agrees to safeguard, protect and hold all Inventory for CIT's account and to make no sale or other disposition thereof except in the ordinary course of its business, on open account and on commercially reasonable terms consistent with the Company's past practices. Notwithstanding the ordinary course of the Company's business and the Company's past practices, the Company agrees not to sell Inventory on a consignment basis, nor retain any lien on or security interest in any Inventory sold by the Company. As to any such sale, transfer, lease or other disposition of Inventory, CIT shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Upon the occurrence of an Event of Default which has not been waived in accordance with this Agreement and on notice from CIT, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with CIT's name (as secured party) and held by the Company for CIT's account.

            (d) Anything in this Financing Agreement to the contrary notwithstanding, CIT and the Company acknowledge and agree that the private-label Inventory manufactured by the Company for Walgreen Co. is impressed with a trademark owned by Walgreen Co., and thus the sale and/or other disposition thereof may be subject to certain limitations and restrictions. There is no written agreement between the Company and Walgreen Co. relating to such production or restrictions.

      4.5.3 Agreements Regarding Equipment. The Company agrees to (i) maintain its equipment (as defined in the UCC) in good and substantial repair and condition, reasonable wear and tear excepted and (ii) make any and all repairs and replacements when and where necessary.

      4.5.4 Agreements Regarding General Intangibles. The Company represents and warrants to CIT that as of the date hereof, the Company possesses all general intangibles (as defined in the UCC) necessary to conduct the Company's business as presently conducted. The Company agrees to maintain the Company's rights in, and the value of, all such general intangibles, and to pay when due all payments required to maintain in effect any licensed rights.

      4.5.5 Letter of Credit Rights. The Company represents and warrants to CIT that as of the date hereof, the Company is not the beneficiary of any letter of credit.

      4.5.6 Further Assurances. The Company agrees to comply with the requirements of all state and federal laws in order to grant to CIT valid and perfected first priority security interests in the Collateral. CIT is hereby authorized by the Company to file from time to time any financing statements or continuations, or amendments upon which CIT and the Company have agreed, covering the Collateral without the Company's signature in accordance with the provisions of the UCC. CIT shall provide the Company with notice of the filing of any such financing statements or amendments. The Company hereby consents to and ratifies the filing of any financing statements covering the Collateral by CIT on or prior to the Effective Date. The Company agrees to do whatever CIT may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, agreed upon amendments, renewals and continuations thereof; (b) cooperating with CIT's agents and employees; (c) keeping Collateral records; (d) transferring proceeds of Collateral to CIT's possession in accordance with the terms hereof; (e) obtaining waivers from landlords, warehousemen, third party processors and mortgagees; and (f) performing such further acts as CIT may reasonably require in order to effect the purposes of this Agreement.

SECTION 5 CONDITIONS PRECEDENT

5.1 Conditions Precedent to Initial Funding. Without limiting CIT's discretion to make loans and financial accommodations hereunder, CIT will not make the initial loans and financial accommodations hereunder unless the following conditions precedent have been satisifed:

      5.1.1 Loan Documents. The Company shall have executed and delivered to CIT this Agreement and all Loan Documents required by CIT or its counsel to consummate the lending arrangement contemplated between the Company and CIT.

      5.1.2 Lien Searches. CIT shall have received tax, judgment, litigation, and UCC searches from all jurisdictions reasonably required by CIT, and such searches shall verify that CIT has a first priority security interest in the Collateral and any other assets securing the Obligations, subject to Permitted Encumbrances.

      5.1.3 Insurance. The Company shall have delivered to CIT evidence satisfactory to CIT that: (i) all insurance required by this Agreement is in full force and effect and (ii) CIT has been named as loss payee with respect thereto in a manner satisfactory to CIT.

      5.1.4 UCC Filings. All UCC financing statements and similar documents required to be filed in order to create in favor of CIT a first priority perfected security interest in the Collateral and any other assets securing the Obligations (to the extent that such a security interest may be perfected by a filing under the UCC or applicable law) shall have been properly filed in each office in each jurisdiction required. CIT shall have received (i) acknowledgment copies of all such filings and (ii) evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.

      5.1.5 Resolutions. CIT shall have received a copy of the resolutions of the Board of Directors, members or managers of the Company (as the case may be), authorizing the execution, delivery and performance of the Loan Documents, certified as the date hereof by the Secretary or manager of the Company (as the case may be), together with a certificate of such Secretary or manager (as the case may be) as to the incumbency and signature of the officers of the Company executing such Loan Documents.

      5.1.6 Organizational Documents. CIT shall have received a copy of the Certificate or Articles of Incorporation of the Company, certified by the Secretary of State of the state of its formation and a copy of the by-laws, as amended through the date hereof, certified by the Secretary of the Company.

      5.1.7 Officer's Certificate. CIT shall have received an executed officer's certificate for the Company, satisfactory in form and substance to CIT, certifying that as of the Effective Date, (a) the representations and warranties contained herein are true and correct in all material respects, (b) the Company is in compliance with all of the terms and provisions set forth herein and (c) no Default or Event of Default has occurred.

      5.1.8 Appraisals. CIT shall have received and be satisfied with an appraisal of the Company's Inventory conducted by an appraiser selected by CIT.

      5.1.9 Disbursement Authorizations. The Company shall have delivered to CIT all wire transfer instructions for the initial and subsequent loans and/or advances to be made under this Agreement in a form satisfactory to CIT.

      5.1.10 Examination & Verification. CIT shall have completed and be satisfied with an updated examination and verification of the Accounts, Inventory and books and records of the Company.

      5.1.11 Depository Accounts. The Company shall have established one or more Depository Accounts and CIT, the Company and each depository bank maintaining such Depository Accounts shall have entered into a depository account control agreement, in form and substance satisfactory to CIT.

      5.1.12 Opinions. Counsel for the Company shall have delivered to CIT an opinion letter, in form and substance satisfactory to CIT.

      5.1.13 Legal Restraints/Litigation. As of the Effective Date, there shall be no (x) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Agreement, or
(y) suit, action, investigation or proceeding (judicial or administrative) pending against the Company, any subsidiary of the Company or any of their assets, which, in the opinion of CIT, if adversely determined, could have a material adverse effect on the Company.

5.2 Conditions to Each Extension of Credit. Without limiting CIT's discretion to make loans and financial accommodations hereunder, CIT will not make any loans and financial accommodations hereunder (including, without limitation, the initial extension of credit) unless the following conditions precedent are satisfied:

      5.2.1 Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to this Agreement, including all representations and warranties in a borrowing base certificate, shall be true and correct in all material respects on and as of the date of such loan or financial accommodation as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

      5.2.2 No Default or Material Adverse Change. No Default or Event of Default shall have occurred and be continuing or would result from the making of such loan or financial accommodation and no material adverse change shall have occurred in the financial condition, business, prospects, profits, operations or assets of the Parent, the Company or the Company's affiliates since the date of the latest financial statements delivered to CIT prior to the Effective Date.

SECTION 6 REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to CIT as follows, and the Company covenants that the following representations will continue to be true, and that the Company will at all times comply with all of the following covenants until the termination of this Agreement and the full and final payment and satisfaction of the Obligations:

6.1 Organization Matters; Collateral Locations. Section 1 of the Schedule correctly and completely sets forth (a) the Company's exact name, as currently reflected by the records of the Company's State of incorporation, (b) the Company's State of incorporation, (c) the Company's federal employer identification number and state organization identification number and (d) the address of the Company's chief executive office and all locations of Collateral other than Inventory in-transit.

6.2 Financial Condition. (a) The amount of the Company's assets, at fair valuation, exceeds the book value of the Company's liabilities, (b) the Company is generally able to pay its debts as they become due and payable, and (c) the Company does not have unreasonably small capital to carry on its business as currently conducted absent extraordinary and unforeseen circumstances. All financial statements of the Company previously or hereafter furnished to CIT present fairly, in all material respects, the financial condition of the Company as of the date of such financial statements.

6.3 Power and Authority; Conflicts; Enforceability. (a) The Company has full power and authority to execute and deliver this Agreement and the other Loan
Documents to which it is a party, and to perform all of the Company's obligations thereunder.

            (b) The execution and delivery by the Company of this Agreement and the other Loan Documents to which it is a party, and the performance of the Company's obligations thereunder, have been duly authorized by all necessary corporate action, and do not (i) require any consent or approval of any director or shareholder of the Company that has not been obtained, (ii) violate any term, provision or covenant contained in the organizational documents of the Company (such as the certificate or articles of incorporation or the by-laws), (iii) violate, or cause the Company to be in default under, any law, rule, regulation, order, judgment or award applicable to the Company or its assets, or (iv) violate any term, provision, covenant or representation contained in, or constitute a default under, or result in the creation of any lien under, any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which the Company is a signatory or by which the Company or any of the Company's assets are bound or affected.

            (c) This Agreement and the other Loan Documents to which the Company is a party constitute legal valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer and other laws affecting creditors' rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

            (d) The Company agrees to qualify to do business, and to remain qualified to do business and in good standing, in each jurisdiction where the failure to so qualify or to remain qualified or in good standing, would have a material adverse effect on the Company.

6.4 Compliance with Laws. The Company and the Company's properties are and will continue to be in compliance with all federal, state and local acts, rules and regulations, and all orders of any federal, state or local legislative, administrative or judicial body or official, except to the extent the failure to so comply would not have a material adverse effect on the Company. The Company has obtained and will continue to maintain all permits, approvals, authorizations and licenses necessary to conduct its business as presently conducted, except to the extent the failure to have such permits, approvals, authorizations or licenses would not have a material adverse effect on the Company.

6.5 Environmental Matters. (a) None of the operations of the Company are the subject of any federal, state or local investigation to determine whether any remedial action is needed to address the presence or disposal of any environmental pollution, hazardous material or environmental clean-up of any real property now or previously owned or operated by the Company. No enforcement proceeding, complaint, summons, citation, notice, order, claim, litigation, investigation, letter or other communication from a federal, state or local authority has been filed against or delivered to the Company, regarding or involving any release of any environmental pollution or hazardous material on any real property now or previously owned or operated by the Company.

            (b) The Company has no known contingent liability with respect to any release of any environmental pollution or hazardous material on any real property now or previously owned or operated by the Company.

            (c) The Company is and will continue to be in compliance with all environmental statutes, acts, rules, regulations and orders applicable to the operation of the Company's business, except to the extent that the failure to so comply would not have a material adverse effect. The Company agrees to promptly notify CIT in writing of (i) any expenditure (actual or anticipated) in excess
of  $100,000   for   environmental   clean-up,   environmental
compliance or environmental testing and (ii) the Company's receipt of notice from any local, state or federal authority advising the Company of any environmental liability (real or potential).

6.6 Pending Litigation. Except as previously disclosed by the Company to CIT in writing, there exist no actions, suits or proceedings of any kind by or against the Company pending in any court or before any arbitrator or governmental body, or to the best of the Company's knowledge threatened against the Company, that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

6.7 Maintenance of Financial Records; Inspections. The Company agrees to maintain books and records pertaining to the Collateral and the Company's financial matters in such detail, form and scope as CIT reasonably shall require and agrees that such books and records will reflect CIT's interest in the Collateral. The Company agrees that CIT or its agents, upon at least twenty-four
(24) hours prior notice from CIT to the Company (except that during the occurrence of a Default or Event of Default, no such notice shall be required), may enter upon the Company's premises at any time during normal business hours, and from time to time, in order to (i) examine and inspect the books and records of the Company, and make copies thereof and take extracts therefrom, and (ii) verify, inspect and perform physical counts and other valuations of the Collateral and any and all records pertaining thereto. The Company irrevocably authorizes all accountants and third parties to disclose and deliver directly to CIT, at the Company's expense, all financial statements and information, books, records, work papers and management reports generated by them or in their possession regarding the Company or the Collateral. All out-of-pocket costs, fees and expenses incurred by CIT in connection with such examinations, inspections, physical counts and other valuations shall constitute Out-of-Pocket Expenses.

6.8 Asset Appraisals. From time to time upon the request of CIT, the Company agrees to permit CIT to perform appraisals of the Company's Inventory. The Company agrees to reimburse CIT for the costs and expenses relating to (a) one
(1) Inventory appraisal in each calendar year, so long as no Event of Default shall have occurred and remain outstanding and (b) all such appraisals performed while an Event of Default remains outstanding. To the extent that the Company is required by this Section 6.8 to reimburse CIT for CIT's costs and expenses relating to appraisals, such costs and expenses shall constitute Out-of-Pocket Expenses.

6.9 Insurance. The Company agrees to maintain insurance, including, without limitation, insurance on its business and assets, under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CIT. All policies covering the Inventory are, to be made payable to CIT, in case of loss, under a standard non-contributory "lender" or "secured party" clause or endorsement, and are to contain such other provisions as CIT may require to fully protect CIT's interest in the Inventory and to any payments to be made under such policies, including, without limitation, provisions (x) for not less than thirty (30) days prior written notice to CIT of the exercise of any right of cancellation or material change and (y) that CIT's right to payment under any property insurance policy will not be invalidated by any act or neglect of, or any breach of warranty or condition by, the Company or any party. All original policies or true copies thereof are to be delivered to CIT, premium prepaid, with such loss payable endorsement in CIT's favor. If the Company fails to maintain such insurance on its assets and business, CIT may arrange for such insurance, but at the Company's expense and without any responsibility on CIT's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. CIT may apply any insurance proceeds to the cost of repairs, or replacement of any Collateral and/or, at CIT's option, to payment of any of the Obligations in any order or manner as CIT determines.

6.10 Taxes. The Company agrees to pay when due all taxes lawfully levied, assessed or imposed upon the Company or the Collateral (including all sales taxes collected by the Company on behalf of the Company's customers in connection with sales of Inventory and all payroll taxes collected by the Company on behalf of the Company's employees), unless the Company is contesting such taxes in good faith, by appropriate proceedings, and is maintaining adequate reserves for such taxes in accordance with GAAP. Notwithstanding the foregoing, if a lien securing any taxes is filed in any public office, then the Company shall pay all taxes secured by such lien immediately and remove such lien of record promptly. Pending the payment of such taxes and removal of such lien, CIT may, at its election and without curing or waiving any Event of Default which may have occurred as a result thereof, (i) establish an Availability Reserve in the amount of such taxes (or such other amount as CIT shall deem appropriate in the exercise of its reasonable business judgment) or
(ii) pay such taxes on behalf of the Company, and the amount paid by CIT shall become an Obligation which is due and payable on demand by CIT.

6.11 Anti-Money Laundering and Terrorism Regulations. The Company agrees to comply with all applicable anti-money laundering and terrorism laws, regulations and executive orders in effect from time to time (including, without limitation, the USA Patriot Act (Pub. L. No. 107-56). The Company also agrees to ensure that no person who owns a controlling interest in or otherwise controls the Company is a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (issued September 23, 2001) or any other similar Executive Order. The Company acknowledges that CIT's performance hereunder is subject to compliance with all such laws, regulations and executive orders, and in furtherance of the foregoing, the Company agrees to provide to CIT all information about the Company's ownership, officers, directors, customers and business structure as CIT reasonably may require to comply with, such laws, regulations and executive orders.

6.12 Financial and Other  Reporting.  The Company agrees that it will deliver to
CIT: (a) on a timely basis, the financial statements and/or information listed in Section 5.1 of the Schedule; (b) notice of the occurrence of any Default or Event of Default immediately upon knowledge thereof; and (c) from time to time, such further information regarding the business affairs and financial condition of the Company as CIT may reasonably request. In addition, should the Company modify its accounting principles and procedures from those in effect on the Effective Date, the Company agrees to prepare and deliver to CIT statements of reconciliation in form and substance reasonably satisfactory to CIT.

6.13 Negative Covenants. The Company agrees not to:

      6.13.1 Indebtedness. Incur or create any indebtedness, except for (a) current indebtedness maturing in less than one (1) year and incurred in the ordinary course of business for inventory, supplies, equipment, services, taxes or labor, (b) Subordinated Debt, (c) indebtedness arising under the Letters of Credit and this Agreement and (d) any other indebtedness to which CIT has expressly consented in writing.

      6.13.2 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except as otherwise specifically permitted by this Agreement, or (ii) all or any substantial part of its assets, if any, which do not constitute Collateral.

      6.13.3 Pledge of Assets. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of the Collateral, whether now owned or hereafter acquired, except for Permitted Encumbrances. 6.13.4 Corporate Change. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company.

      6.13.5 Guaranty Obligations. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

      6.13.6 Dividends and Distributions. Declare or pay any dividend or distributions of any kind on, or purchase, acquire, redeem or retire, any of its equity interests (of any class or type), except for (a) dividends payable solely in stock or other equity interests and (b) so long as no Default or Event of Default remains outstanding, dividends payable to the Parent in the ordinary course of business and in accordance with past practices.

      6.13.7 Restricted Payments. Make any payment of the principal of, or interest on, any Subordinated Debt, or purchase, acquire or redeem any of the Subordinated Debt, unless (x) such payment, purchase, acquisition or redemption is expressly permitted by the terms of the applicable subordination agreement and (y) no Default or Event of Default shall have occurred and remain outstanding on the date on which such payment or transaction occurs, or would occur as a result thereof.

      6.13.8 Investments. (a) Create any new subsidiary, or (b) make any advance or loan to, or any investment in, any firm, entity, person or corporation, or
(c) acquire all or substantially all of the assets of, or any capital stock or any equity interests in, any firm, entity or corporation, other than current investments of the Company in existing subsidiaries and, so long as no Default or Event of Default remains outstanding, loans to the Parent and/or the Company's affiliates in the ordinary course of business and in accordance with past practices.

      6.13.9 Related Party Transactions. (a) Enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property, with any shareholder, officer, director, parent (direct or indirect), subsidiary (direct or indirect) or other person or entity otherwise affiliated with the Company, unless (i) such transaction otherwise complies with the provisions of this Agreement, (ii) such transaction is for the purchase or sale of goods or services rendered in the ordinary course of business and pursuant to the reasonable requirements of the

Company, and upon standard terms and conditions and fair and reasonable terms, no less favorable to the Company than the Company could obtain in a comparable arms length transaction with an unrelated third party, and (iii) no Default or Event of Default shall have occurred and remain outstanding at the time such transaction occurs, or would occur after giving effect to such transaction, or
(b) pay any management, consulting or other similar fees to any shareholder, director, subsidiary (direct or indirect) or other person or entity otherwise affiliated with the Company other than the Parent.

SECTION 7 POWERS

      The Company hereby authorizes CIT, or any person or agent CIT may designate, at the Company's cost and expense, to exercise all of the following powers, which authority shall be irrevocable until termination of this Agreement and the full and final payment and satisfaction of all Obligations: (a) to receive, take, endorse, sign, assign and deliver, all in the name of CIT or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (b) to receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CIT may designate; (c) to request from customers indebted on Accounts at any time, in the name of CIT information concerning the amounts owing on the Accounts; (d) to request from customers indebted on Accounts at any time, in the name of the Company, in the name of a certified public accountant designated by CIT or any other designee of CIT, information concerning the amounts owing on the Accounts; (e) to transmit to customers indebted on Accounts notice of CIT's interest therein and to notify customers indebted on Accounts to make payment directly to CIT for the Company's account; and (f) to take or bring, in the name of CIT or the Company, all steps, actions, suits or proceedings deemed by CIT necessary or desirable to enforce or effect collection of the Accounts. The powers set forth in clauses (b), (c), (e) and (f) of this Section 7 may only be exercised if an Event of Default shall have occurred and remain outstanding.

SECTION 8 EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. Each of the following events shall constitute an "Event of Default":

      8.1.1 The failure of the Company to pay any of the Obligations when due;

      8.1.2 The cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising its debts and obligations;

      8.1.3 The  commencement  by the  Company  of any  bankruptcy,  insolvency,
arrangement,  reorganization,   receivership,  assignment  for  the  benefit  of
creditors or similar proceedings under any federal or state law;

      8.1.4 The commencement against the Company of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment for the benefit of creditors or similar proceeding under any federal or state law by creditors of the Company, but only if such proceeding is not contested by the Company within ten (10) days and not dismissed or vacated within thirty (30) days of commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by the Company;

      8.1.5 Any representation or warranty made or furnished by the Company to CIT in this Financing Agreement, any other Loan Document or any certificate or financial statement proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 5.2.1;

      8.1.6 The breach or violation by the Company of any covenant contained in this Financing Agreement (other than those referred to in Section 8.1.7 below), provided that such breach or violation shall not be deemed to be an Event of Default unless the Company fails to cure such breach or violation to CIT's reasonable satisfaction within thirty (30) days from the date of such breach or violation;

      8.1.7  The  breach  or   violation   by  the  Company  of  any   warranty,
representation or covenant contained in Sections 2.1.2, 4.4, 4.5.6, 6.12 and 6.13;

      8.1.8 The occurrence of any default or event of default (after giving effect to any applicable grace or cure period) under any of the other Loan Documents, or any of the other Loan Documents ceases to be valid, binding and enforceable in accordance with its terms;

      8.1.9 The Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) incur any "accumulated funding deficiency" as defined in ERISA, (iii) incur any "reportable event" as defined in ERISA, (iv) terminate any "plan", as defined in ERISA or (v) become involved in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any "plan", as defined in ERISA, and with respect this subsection 8.1.9, such event or condition either (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in CIT's reasonable business judgment, subject the Company to any tax, penalty or other liability having a material adverse effect on the Company;

      8.1.10 The Parent ceases to own and control 100% of the voting equity of the Company;

      8.1.11 A final judgment for the payment of money in excess of $100,000 (to the extent not covered by insurance as to which the carrier has been notified of the potential claims and has not disputed coverage) shall be rendered against the Company;

      8.1.12 The occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing or governing (x) Subordinated Debt or (y) any other indebtedness of the Company having a principal amount in excess of $100,000;

      8.1.13 The Company shall modify the terms or provisions of any agreement, instrument or other document relating to any Subordinated Debt without CIT's prior written consent or make any payment, purchase, acquire or redeem of any Subordinated Debt which is not expressly not permitted by the terms of the subordination agreement with respect to such Subordinated Debt in favor of CIT; or

      8.1.14 Any other event shall have occurred that has had or could reasonably be expected to have a material adverse effect on the Parent, the Company or its affiliates.

8.2 Remedies With Respect to Outstanding Obligations. Upon the occurrence of a Default or an Event of Default, at the option of CIT, all loans, advances and extensions of credit provided for in Section 2 hereof shall be thereafter made in CIT's sole discretion, and the obligation of CIT to make Revolving Loans and to assist the Company in opening Letters of Credit, shall cease unless such Default is cured to CIT's reasonable satisfaction or such Event of Default is waived in accordance herewith. In addition, upon the occurrence of an Event of Default, CIT may, at its option (a) declare all Obligations immediately due and payable, (b) charge the Company the default rate of interest on all then-outstanding or thereafter-incurred Obligations in lieu of the interest provided for in Section 3.1.3 hereof, and (c) immediately terminate this Agreement upon notice to the Company. Notwithstanding the foregoing, (x) CIT's commitment to make loans, advances and extensions of credit provided for in
Section 2 hereof automatically shall terminate without any declaration, notice or demand by CIT upon the commencement of any proceeding described in Sections
8.1.3 or 8.1.4 hereof, and (y) this Agreement automatically shall terminate and all Obligations shall become due and payable immediately without any declaration, notice or demand by CIT, upon the commencement of any proceeding described in Section 8.1.3 hereof or the occurrence of an Event of Default under
Section 8.1.4 hereof. The exercise of any option is not exclusive of any other option that may be exercised at any time by CIT.

8.3 Remedies With Respect to Collateral. Immediately after the occurrence of an Event of Default, CIT may, at its option, to the extent permitted by applicable law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including electronic records, contracts and signatures pertaining thereto), documents, instruments and files, and any receptacles or cabinets containing same, relating to the Accounts, and CIT may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CIT, and generally shall have all other rights respecting the Accounts, including, without limitation, the right to (i) accelerate or extend the time of payment,
(ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and (iii) issue credits in the name of the Company or CIT; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CIT's sole option and discretion, and CIT may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose CIT's security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Collateral without judicial process, and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CIT shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CIT, or in the name of such other party as CIT may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including, without limitation, warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as CIT in its sole discretion may deem advisable, and CIT shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, CIT shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as CIT shall deem appropriate. The Company agrees, at the request of CIT, to assemble the Inventory, and to make it available to CIT at premises of the Company or elsewhere and to make available to CIT the premises and facilities of the Company for the purpose of CIT's taking possession of, removing or putting the Inventory in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CIT's exercise of any of the foregoing rights (after deducting all Out-of-Pocket Expenses relating thereto) shall be applied by CIT to the payment of the Obligations, whether due or to become due, in such order as CIT may elect, and the Company shall remain liable to CIT for any deficiencies, and CIT in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other right of CIT under applicable law or the other Loan Documents, all of which shall be cumulative.

SECTION 9 TERMINATION

      Except as otherwise provided in Section 8.2 hereof, CIT may terminate this Agreement and the Revolving Line of Credit only as of the initial or any subsequent Renewal Date, and then only by giving the Company at least thirty
(30) days prior written notice of termination. The Company may terminate this Agreement at any time prior to any Renewal Date upon thirty (30) days prior written notice to CIT. THIS AGREEMENT, UNLESS TERMINATED AS HEREIN PROVIDED, SHALL AUTOMATICALLY CONTINUE FROM RENEWAL DATE TO RENEWAL DATE. All Obligations shall become due and payable in full on the date of any termination hereunder. Pending a final accounting of the Obligations, unless supplied with an indemnity satisfactory to CIT, the Company shall pay to CIT in immediately available funds, or CIT may withhold any credit balances in the Revolving Loan Account as a cash reserve, an amount sufficient to cover any contingent Obligation then outstanding, including, but not limited to, an amount equal to one hundred ten percent (110%) of the face amount of any outstanding Letters of Credit. All of CIT's rights, liens and security interests granted pursuant to the Loan Documents shall continue after any termination of this Agreement until all Obligations have been fully and finally paid and satisfied.

SECTION 10 GENERAL INDEMNITY

      In addition to the Company's agreement to reimburse CIT for Out-of-Pocket Expenses, but without duplication, the Company hereby agrees to indemnify CIT and its officers, directors, employees, attorneys and agents (each, an "Indemnified Party") from, and to defend and hold each Indemnified Party harmless against, any and all losses, liabilities, obligations, claims, actions, judgments, suits, damages, penalties, costs, fees, expenses (including reasonable attorney's fees) of any kind or nature which at any time may be imposed on, incurred by, or asserted against, any Indemnified
Party:

      (a) as a result of CIT's exercise of (or failure to exercise) any of CIT's rights and remedies hereunder, including, without limitation, (i) any sale or transfer of the Collateral, (ii) the preservation, repair, maintenance, preparation for sale or securing of any Collateral, and (iii) the defense of CIT's interests in the Collateral (including the defense of claims brought by the Company, as a debtor-in-possession or otherwise, any secured or unsecured creditors of the Company, or any trustee or receiver in bankruptcy);

      (b) as a result of any environmental pollution, hazardous material or environmental clean-up relating to any real property now or previously owned or operated by the Company, the Company's operation and use of any real property now or previously owned or operated by the Company, and the Company's off-site disposal practices;

      (c) arising from or relating to (i) the maintenance and operation of any Depository Account, (ii) any agreement or document relating to any Depository Account to which any Indemnified Party is party and (iii) any action taken (or failure to act) by any Indemnified Party with respect thereto;

      (d) arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the Collateral relating thereto and any drafts or acceptance thereunder, including any such loss, claim or liability arising from any error, omission, negligence, misconduct or other action taken by an Issuing Institution;

      (e) in connection with any regulatory investigation or proceeding by any regulatory authority or agency having jurisdiction over the Company; and

      (f) otherwise relating to or arising out of the transactions contemplated by this Agreement and the other Loan Documents, or any action taken (or failure to act) by any Indemnified Party with respect thereto;

provided that, an Indemnified Party's conduct in connection with the any of the foregoing matters does not constitute gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, and provided further, that the Company shall have no indemnification obligations under the Section 10 with respect to any losses, liabilities, obligations, claims, actions, judgments, suits, damages, penalties, costs, fees and expenses to the extent attributable to the failure by CIT or any of its employees, agents or other representatives to act in a commercially reasonable manner in connection with exercise by CIT of its rights and remedies with respect to the Collateral. This indemnification shall survive the termination of this Agreement and the payment and satisfaction of the Obligations. CIT may from time to time establish Availability Reserves with respect to this indemnity as CIT may deem advisable in the exercise of its reasonable business judgment, and upon termination of this Agreement, CIT may hold such reserves as cash reserves as security for this indemnity.

SECTION 11 MISCELLANEOUS

11.1 Waivers. The Company hereby waives diligence, demand, presentment, protest and any notices thereof as well as notices of nonpayment, intent to accelerate and acceleration. No waiver of an Event of Default by CIT shall be effective unless such waiver is in writing and signed by CIT. No delay or failure of CIT to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or remedy, or shall operate as a waiver of such right or remedy, or as a waiver of such Event of Default. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No single or partial exercise by CIT of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

11.2 Entire Agreement; Amendments; Sale of Interest.

      (a) This Agreement and the other Loan Documents: (a) constitute the entire agreement between the Company and CIT; (b) supersede any prior agreements
(including the agreements set forth in any commitment letter); (c) may be amended only by a writing signed by the Company and CIT; and (d) shall bind and benefit the Company and CIT and their respective successors and assigns, except that the Company shall not have the right to assign (by operation of law or otherwise) its rights or obligations hereunder without the prior written consent of CIT. Should the provisions of any other Loan Document conflict with the provisions of this Agreement, the provisions of this Agreement shall apply and govern.

      (b) The Company hereby consents to CIT's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, CIT's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "CIT" hereunder, and CIT shall be relieved, to the extent of any such assignment, of all obligations hereunder upon any such assignment. The Company agrees that it will use its best efforts to assist and cooperate with CIT in any manner reasonably requested by CIT to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. The Company further agrees that CIT may disclose credit information regarding Borrower and its affiliates to any potential participant or assignee, provided, that, before disclosing any then confidential and non-public information concerning the Borrower or any of its affiliates to any potential participant or assignee, CIT shall obtain in writing from each such recipient appropriate confidentiality undertakings. .

11.3 Usury Limit. In no event shall the Company, upon demand by CIT for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CIT shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CIT ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such.

If as a result, the entire principal amount of the Obligations is paid in full, any remaining excess shall be refunded to the Company. This Section 11.3 shall control every other provision of the Agreement, the other Loan Documents and any other agreement made in connection herewith.

11.4 Severability. If any provision hereof or of any other Loan Document is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

11.5 WAIVER OF JURY TRIAL; JUDICIAL REFERENCE; SERVICE OF PROCESS.

      (a) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND CIT EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

      (b) THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

11.6 Notices. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (messages sent by e-mail or other electronic transmission (other than by telecopier) shall not constitute a writing, however any signature on a document or other writing that is transmitted by e-mail or telecopier shall constitute a valid signature for purposes hereof), and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United States mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

      (a) if to CIT, at:         The CIT Group/Commercial Services, Inc.
                                 Two Wachovia Center, Suite 2500
                                 301 South Tryon Street
                                 Charlotte, North Carolina  28282
                                 Attention: Account Executive - Concord Keystone
                                 Facsimile: (704) 339-2910

      (b) if to the Company, at: Concord Keystone Sales Corp.
                                 4000 Hollywood Boulevard
                                 Hollywood, Florida 33021
                                 Attention: Vice President, General Counsel
                                 Facsimile: (954) 989-4103; or

      (c) to such other address as any party may designate for itself by like notice.

11.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or by electronic transmission in "pdf" or other imaging format shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

11.8 CHOICE OF LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION. 11.8

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective by their proper and duly authorized officers as of the date set forth above.

CONCORD KEYSTONE SALES CORP.                    THE CIT GROUP/COMMERCIAL
                                                 SERVICES, INC.

By: /s/ Blaine Robinson                         By: /s/ Dan Upchurch
    ------------------------------------------      ----------------------------
    Blaine Robinson, Vice President - Finance,      Dan Upchurch, Vice President
    Treasurer and Assistant Secretary

                              [Financing Agreement]

                         SCHEDULE TO FINANCING AGREEMENT
                                     BETWEEN
                          CONCORD KEYSTONE SALES CORP.
                                       AND
                     THE CIT GROUP/COMMERCIAL SERVICES, INC.

SECTION 1  COMPANY INFORMATION

(a) Name of Company:                    Concord Keystone Sales Corp.

(b) Type of Entity and State            An Illinois corporation
of Incorporation/Formation:

(c) Federal Employer ID No.:            36-3727995

(d) State Organization No.:             56066748

(e) Chief Executive Office Address:     4000 Hollywood Boulevard
                                        6th Floor North Tower
                                        Hollywood, Florida  33021

(f) Address where Collateral is         (i)    301 Westmont Drive
located, if different than above:              San Pedro, California 90731

                                        (ii)   5388 Airways Boulevard
                                               Memphis, Tennessee  38116

(g) Existing Liens:                     N/A

SECTION 2 FINANCIAL COMMITMENTS

2.1 Revolving Credit Limit:             $15,000,000

2.2  Borrowing Base:                    At any time,  an amount equal to the sum
                                        at such time of:

                                        (a)  90%  of  the  outstanding  Eligible
                                        Accounts; plus

                                        (b)  the   lesser  of  (i)  the   amount
                                        described   in   clause   (a)  of   this
                                        definition   or  (ii)  the  sum  of  the
                                        Inventory   Formula   Amount   plus  the
                                        In-Transit   Inventory  Formula  Amount;
                                        minus


                                   Schedule 1

                                        (c)  the  amount  of  the   Availability
                                        Reserve in effect at such time.

                                        Notwithstanding  the  foregoing  to  the
                                        contrary,   the   In-Transit   Inventory
                                        Formula Amount shall comprise no more than thirty-five percent (35%) of the amount described in the foregoing clause
                                        (b).

2.3 Additional Availability             A reserve  equal to (i) three (3) months
    Reserves:                           rental  payments or similar  charges for
                                        any of the Company's  leased premises or
                                        other  Collateral  locations (other than
                                        the Company's  headquarters  location on
                                        the date of this Financing Agreement and
                                        the Company's  premises subleased by the
                                        Company on the Effective Date), and (ii)
                                        three  (3)  months  estimated   payments
                                        (plus any other fees or charges owing by
                                        the    Company)   to   any    applicable
                                        warehousemen  or third  party  processor
                                        (as determined by CIT in the exercise of
                                        its   reasonable   business   judgment);
                                        provided that, any of the foregoing amounts shall be adjusted from time to time hereafter upon delivery to CIT of an acceptable waiver agreement.

2.4 Letter of Credit Sub-Line:          $10,000,000

SECTION 3  INTEREST, FEES AND EXPENSES

3.2 Loan Facility Fee:                  $56,250 on the Effective Date.

3.3  Line of Credit Fee:                0.20% per annum

3.4  Annual Renewal Fee:                $28,125 on each Renewal Date.
3.5  Letter of Credit Guaranty Fee:

     (a) Documentary Letters of         On the first day of each  month,  0.167%
         Credit:                        on the daily average outstanding balance
                                        during the  immediately  preceding month
                                        (but in no event less than $100.00)

     (b) Standby Letters of Credit:     On the first day of each  month,  0.167%
                                        on the daily average outstanding balance during the immediately preceding month


                                   Schedule 2

SECTION 4  COLLATERAL

4.1  Collateral Reporting:              See Annex A attached hereto.

SECTION 5  REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1  Financial Reporting:               (a)  within  sixty  (60) days  after the
                                        Effective Date,  monthly  projections of
                                        the   Company's   consolidated   balance
                                        sheet,  and  consolidated  statements of
                                        profits  and loss  and cash  flow of the
                                        Company,  prepared  in  accordance  with
                                        GAAP,  as  well  as  monthly   projected
                                        Availability for the Company for the first and second fiscal quarters of the Company's 2008 fiscal year;

                                        (b)  by  November  30,   2007,   monthly
                                        projections     of     the     Company's
                                        consolidated    balance    sheet,    and
                                        consolidated  statements  of profits and
                                        loss  and  cash  flow  of  the  Company,
                                        prepared  in  accordance  with GAAP,  as
                                        well as monthly  projected  Availability
                                        for the Company for the third and fourth
                                        fiscal  quarters of the  Company's  2008
                                        fiscal year;

                                        (c)  within  ninety  (90) days after the
                                        end of each fiscal year of the Parent, a
                                        consolidated  balance  sheet  as at  the
                                        close  of such  year,  and  consolidated
                                        statements  of profit  and loss and cash
                                        flow  of  the   Parent  for  such  year,
                                        prepared  in  accordance  with  GAAP and
                                        audited    by     independent     public
                                        accountants  selected  by the Parent and
                                        satisfactory  to CIT,  together with (i)
                                        the    unqualified    opinion   of   the
                                        accountants   preparing  such  financial
                                        statements,     (ii)    an     officer's
                                        certificate  substantially  in the  form
                                        set  forth on Annex B  attached  hereto,
                                        signed   by  the   treasurer   or  chief
                                        financial  officer of the  Company,  and
                                        (iii)  if  requested  by CIT  after  the
                                        occurrence of a Default or Event of Default, such accountants' management practice letter;

                                        (d)  within  forty-five  (45) days after
                                        the end of each  fiscal  quarter  of the
                                        Parent, a consolidated  balance sheet as
                                        at the close of such fiscal quarter, and
                                        consolidated  statements  of profit  and
                                        loss and  cash  flow of the  Parent  for
                                        such  fiscal  quarter and for the period
                                        commencing  on  the  first  day  of  the
                                        current  fiscal year  through the end of
                                        such   fiscal   quarter,   prepared   in
                                        accordance  with GAAP


                                   Schedule 3
                                        and certified by the treasurer or chief financial officer of the Parent (or any other authorized officer satisfactory to
                                        CIT);

                                        (e)  within  thirty  (30) days after the
                                        end of each fiscal month of the Company,
                                        (i) a  consolidated  balance sheet as at
                                        the end of such month, (ii) consolidated
                                        statements  of profit  and loss and cash
                                        flow of the  Company  for such month and
                                        for the period  commencing  on the first
                                        day of the current  fiscal year  through
                                        the end of such month, (iii) comparative
                                        statements  of profit  and loss and cash
                                        flow of the  Company  for the same month
                                        and same fiscal  year-to-date  period in
                                        the  prior  fiscal  year,   prepared  in
                                        accordance  with GAAP and  certified  by
                                        the treasurer or chief financial officer
                                        of the Company (or any other  authorized
                                        officer  satisfactory  to CIT), and (iv)
                                        an officer's  certificate  substantially
                                        in  the  form  set   forth  on  Annex  B
                                        attached hereto, signed by the treasurer
                                        or  chief   financial   officer  of  the
                                        Company;

                                        (f) as and when  filed  by the  Company,
                                        copies  of all  (i)  financial  reports,
                                        registration    statements   and   other
                                        documents filed by the Company with the U.S. Securities and Exchange Commission, as and when filed by the Company, and
                                        (ii) upon CIT's request, annual reports filed pursuant to ERISA in connection with each benefit plan of the Company subject to ERISA; and

                                        (g) no later than thirty (30) days prior to the beginning of each fiscal year of the Company, monthly projections of the Company's consolidated balance sheet, and consolidated statements of profits and loss and cash flow of the Company, prepared in accordance with GAAP, as well as monthly projected Availability for the Company for such fiscal year.

SECTION 6:  TERMINATION

Initial Renewal Date:                   October 16, 2008


                                   Schedule 4

                    ANNEX A - Collateral Reporting Provisions

A.    The Company agrees to furnish to CIT:

      (1) At least once each week (but more frequently upon CIT's reasonable request), a borrowing base certificate in form and substance satisfactory to CIT, certified by the treasurer or chief financial officer of the Company (or any other authorized officer satisfactory to CIT), updating Elgible Accounts weekly and Eligible Inventory and Eligible In-Transit Inventory monthly, together with such confirmatory schedules of Trade Accounts (in form and substance satisfactory to CIT) weekly and such confirmatory schedules of Inventory (in form and substance satisfactory to CIT) monthly, in each case, as CIT reasonably may request. CIT, in its sole discretion, may permit the Company to access CIT's System for the purpose (in addition to those set forth in Section 2.1.7 of the Agreement) of completing and submitting borrowing base certificates when required hereunder.

      (2) On or before the fifteenth (15th) day of each month (but more frequently upon CIT's reasonable request), a summary of Inventory (containing such detail from the Company's perpetual inventory as CIT may require) as of the last Business Day of the preceding week, together with information sufficient to allow CIT to update the amount of ineligible Inventory.

      (3) On or before the fifteenth (15th) day of each month (but more frequently upon CIT's reasonable request), a detailed and summary aging report of Trade Accounts existing as of the last day of the preceding month and a roll-forward of Trade Accounts from the first day of the preceding month through the last day of the preceding month, all in such form as CIT reasonably shall require, certified by the treasurer or the chief financial officer of the Company (or any other authorized officer satisfactory to CIT), together with (x) a reconciliation, as of the last day of the preceding month, of the Company's Trade Accounts aging report to the Company's general ledger, and (y) if required by CIT, such other information sufficient to allow CIT to (A) reconcile, as of the date of such report, the Company's Trade Accounts aging report to the applicable borrowing base certificate delivered by the Company to CIT and (B) update the amount of Eligible Accounts, Eligible In-Transit Inventory and Eligible Inventory.

      (4) On or before the fifteenth (15th) day of each month (but more frequently upon CIT's reasonable request), an aged trial balance of all the Company's accounts payable as of the last day of the preceding month.

      (5) Prompt written disclosure of (x) all matters adversely affecting the value, enforceability or collectibility of the Trade Accounts of the Company,
(y) all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and (z) all matters adversely affecting the value or marketability of the Inventory, all in such detail and format as CIT reasonably may require; provided that, to the extent that any such matter would not have a material adverse effect on the Company, the Company may disclose


                                    Annex A-1
such matter to CIT when the Company provides CIT with the borrowing base certificate described in clause (1) above.

      (6) Prior written notice of any change in the location of any Collateral and any material change in type, quantity, quality or mix of the Inventory.

      (7) From time to time, access to the Company's computers, electronic media, software programs (including any electronic records, contracts and signatures) and such other documentation and information relating to the Trade Accounts, Inventory and other Collateral as CIT reasonably may require.

B. The Company may deliver to CIT any borrowing base certificate, collateral report or other material that the Company is required to deliver to CIT under clauses (1), (2) and (3) of Section A of this Annex A by e-mail or other electronic transmission (an "Electronic Transmission"), subject to the following terms:

      (1) Each Electronic Transmission must be sent by the treasurer or chief financial officer of the Company (or any other authorized officer satisfactory to CIT), and must be addressed to the loan officer and the collateral analyst of CIT that handle the Company's account, as designated by CIT from time to time. If any Electronic Transmission is returned to the sender as undeliverable, the material included in such Electronic Transmission must be delivered to the intended recipient in the manner required by Section 11.6 of the Agreement.

      (2) Each certificate, collateral report or other material contained in an Electronic Transmission must be in a "pdf" or other imaging format and, to the extent that such material must be certified by an officer of the Company under this Annex A, must contain the signature of the officer submitting the Electronic Transmission. As provided in Section 11.7, any signature on a certificate, collateral report or other material contained in an Electronic Transmission shall constitute a valid signature for purposes hereof. CIT may rely upon, and assume the authenticity of, any such signature, and any material containing such signature shall constitute an "authenticated" record for purposes of the Uniform Commercial Code and shall satisfy the requirements of any applicable statute of frauds.

      (3) The Company agrees to maintain the original versions of all certificates, collateral reports and other materials delivered to CIT by means of an Electronic Transmission and agrees to furnish to CIT such original versions within five (5) Business Days of CIT's request for such materials, signed and certified (to the extent required hereunder) by the officer submitting the Electronic Transmission.

C. The Company hereby authorizes CIT to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents. The Company's failure to promptly deliver to CIT any schedule, report, statement or other information set forth in this Annex A shall not affect, diminish, modify or otherwise limit CIT's security interests in the Collateral.


                                    Annex A-2

                                     ANNEX B
                         FORM OF COMPLIANCE CERTIFICATE

                                     [Date]

The CIT Group/Commercial Services, Inc.
Two Wachovia Center, Suite 2500
301 South Tryon Street
Charlotte, North Carolina  28282

      RE: Financing Agreement dated as of October 16, 2007 (as amended, the "Financing Agreement") between The CIT Group/Commercial Services, Inc. ("CIT") and Concord Keystone Sales Corporation (the "Company")

Ladies and Gentlemen:

      Reference is made to the Financing Agreement. Capitalized terms used herein and not specifically defined shall have the meanings given to such terms in the Financing Agreement.

      Pursuant to Sections 4.4 and 6.12 of the Financing  Agreement,  I enclose:
(a) the Company's financial statements for the month ended _______, 200__ (the "Reporting Month") and the fiscal year-to-date period ended _______, 200__; and
(b) a borrowing base certificate as of the last day of the Reporting Month, together with a detailed and summary aging report of Trade Accounts existing as of the last day of the Reporting Month and a roll-forward of Trade Accounts from the first day of the Reporting Month through the last day of the Reporting Month.

      As the ________ of the Company, I hereby certify to CIT that: (a) the financial statement(s) fairly and accurately represent the Company's financial condition at the end of the particular accounting periods covered by such financial statements, as well as the Company's operating results during such accounting periods, subject to year-end accountant reviewed adjustments; (b) the borrowing base certificate is true, correct, and based on information contained in the Company's own financial accounting records; (c) during the Reporting
Month, (i) to my knowledge, there has occurred no Default or Event of Default under the Financing Agreement, or, if I have knowledge that any Default or Event of Default has occurred during such period, a detailed description thereof is set forth on the Exhibit __ attached hereto, and (ii) the Company has not received any notice of cancellation with respect to its property insurance policies; and (d) Exhibit __ attached hereto sets forth detailed calculations showing compliance with all financial covenants contained in the Financing Agreement, for the periods of measurement covered by or ending on the last day of the Reporting Month.

                                           Very truly yours,

                          [attach appropriate exhibits]

                                     ANNEX C

                          CIT STANDARD FEE SCHEDULE FOR
                          DOCUMENTARY LETTERS OF CREDIT

            Transaction                                   Fee

Issuance
    (a) Processing Fee                          $70.00
    (b) Cable Fee                               $35.00

Amendments
    (a)  L/C Amount Increase                    0.25% of the increased amount
    (b)  Processing Fee
           - First Four Amendments              $95.00
           - After Fourth Amendment             $130.00
    (c) Cable Fee $10.00

Guarantees                                      $50.00
    Plus:  Processing Fee                       $50.00

Discrepancies                                   $75.00

Cancellations                                   $50.00

Unutilized L/C Fee                              $100.00

Payments
    (a) Sight                                   $20.00  plus  0.125%  of  amount
                                                (but  in  no  event   less  than
                                                $55.00 per set)

    (b) Time $30.00 plus 1.5% per annum on draft amount for term (but in no event less than $70.00)